                                                                   EXHIBIT 4.2

[LOGO OF SILVERLINE]

                         SILVERLINE INDUSTRIES LIMITED
  Registered Office: 1405/06, Maker Chambers V, Nariman Point, Bombay 400 021.

                     Effective 10/11/1999 Name Changed to
                         SILVERLINE TECHNOLOGIES LTD.

                               SHARE CERTIFICATE

THIS IS TO CERTIFY that the person(s) named in this Certificate is/are the Registered Holder(s) of the within mentioned Share(s) bearing the distinctive number(s) herein specified in the above Company subject to the Memorandum and Articles of Association of the Company and that the amount endorsed hereon has been paid up on each such shares.

                       EQUITY SHARES EACH OF RUPEES 10/-
                     AMOUNT PAID UP PER SHARE RUPEES 10/-

Regd. Folio No(s):                      Certificate No.

Name(s) of the Holder(s)


No. of Share(s) held


Distinctive No(s).:


Given at Madras under the Common Seal of the Company this

                                    [Signature Logo]
                                     Chairman


                                    [Signature Logo]
                                     Wholetime Director


                                Secretary/Authorised Signatory

Note NO TRANSFER OF ANY OF THE SHARES COMPRISED IN THIS CERTIFICATE WILL BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE